Exhibit 99.1

Lexington Realty Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York NY 10119-4015
Contact at Lexington Realty Trust
T. Wilson Eglin, Chief Executive Officer
Investor or Media Inquiries
Phone: (212) 692-7200 E-mail: tweglin@lxp.com

FOR IMMEDIATE RELEASE
JUNE 26, 2008

LEXINGTON REALTY TRUST ANNOUNCES
PRICING OF PUBLIC OFFERING OF 3,000,000 COMMON SHARES

New York, NY – June 26, 2008 – Lexington Realty Trust (NYSE:LXP) today announced that it has agreed to sell 3,000,000 of its common shares of beneficial interest, par value $0.0001 per share, at a public offering price of $14.00 per share.  The sale of the common shares is expected to close on June 30, 2008.  Lexington has also granted the underwriters a 30-day option to purchase up to an additional 450,000 common shares to cover over-allotments, if any.

Net proceeds from the offering to Lexington, after deducting the underwriting discounts and expenses, will be approximately $41.0 million.  Lexington expects to use the net proceeds from this offering to repurchase a portion of its outstanding debt securities.  Wachovia Securities and Keefe, Bruyette & Woods are the underwriters for the offering. Wachovia Securities is the sole book-running manager for the offering.

A shelf registration statement (including a prospectus) relating to Lexington’s common shares has been filed under the Securities Act of 1933, as amended, and has been declared effective by the United States Securities and Exchange Commission (the “SEC”).  This registration statement, together with the other documents Lexington has filed with the SEC, can be obtained for free through the SEC’s website at www.sec.gov.  This offering is being made solely by means of the prospectus contained in Lexington’s shelf registration statement and a related preliminary prospectus supplement prepared by Lexington, copies of which may be obtained from Wachovia Capital Markets, LLC, 375 Park Avenue, New York, NY 10152-4077, equity.syndicate@wachovia.com, or by calling Wachovia Capital Markets, LLC at (800) 326-5897.  Before you invest, you should read carefully the prospectus in Lexington’s shelf registration statement, the preliminary prospectus supplement prepared by Lexington in connection with this offering and the other documents Lexington has filed with the SEC for more complete information about Lexington and this offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington shares are traded on the New York Stock Exchange under the symbol "LXP". Additional information about Lexington is available on-line at http://www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

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Forward Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "will," "expects," "plans," and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to Lexington’s plan to commence a public offering of its common shares and the expected use of proceeds from that offering.  All forward- looking statements (including statements regarding the offering of Lexington’s common shares and the expected use of proceeds) involve risks, uncertainties and contingencies, many of which are beyond Lexington’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Lexington's 2007 Form 10-K, its Form 10-Q for the quarter ended March 31, 2008, its Form 8-K filed with the SEC on June 25, 2008 and its other filings with the SEC. Copies of the periodic reports Lexington files with the SEC are available on Lexington's website at www.lxp.com.  All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Lexington Realty Trust